Exhibit (21)
McGraw Hill Financial, Inc.
Subsidiaries of Registrant
Listed below are all the subsidiaries of McGraw Hill Financial, Inc. ("MHFI"), except certain inactive subsidiaries and certain other MHFI subsidiaries which are not included in the listing because considered in the aggregate they do not constitute a significant subsidiary as of the date this list was compiled.

Subsidiaries	State or Jurisdiction of Incorporation	Percentage of Voting Securities Owned
Asia Index Private Limited	India	50
Bentek Energy, LLC	Colorado, United States	100
Capital IQ, Inc.	Delaware, United States	100
Capital IQ Information Systems (India) Pvt. Ltd.	India	100
Capital IQ S.R.L.	Argentina	100
ClariFI, Inc.	Delaware, United States	100
Coalition Development Ltd.	England & Wales	100
Coalition Development Systems (India) Private Limited	India	100
Coalition Singapore Pte. Ltd.	Singapore	100
Credit Market Analysis Limited	England & Wales	100
Credit Market Analysis USA Inc.	Delaware, United States	100
CRISIL Irevna Argentina S.A.	Argentina	100
CRISIL Limited	India	67.8
CRISIL Risk and Infrastructure Solutions, Ltd.	India	100
CRISIL Irevna Poland Sp. Z.o.o.	Poland	100
DJI Opco LLC	Delaware, United States	100
Financial Data Exchange Limited	England & Wales	100
Funds Research USA, LLC	Delaware, United States	100
Grupo McGraw-Hill Companies, S. de R.L. de C.V.	Mexico	100
Grupo Standard & Poor’s, S.A. de C.V.	Mexico	100
International Advertising/McGraw‑Hill LLC	Delaware, United States	100
Irevna Limited	England & Wales	100
Irevna, LLC	Delaware, United States	100
J.D. Power and Associates	Delaware, United States	100
J.D. Power and Associates, GmbH	Germany	100
J.D. Power Asia Pacific K.K.	Japan	100
J.D. Power Commercial Consulting (Shanghai) Co., Ltd.	China	100
J. Kingsman Limited	England & Wales	100
Kingsman SA	Switzerland	100
McGraw-Hill Asian Holdings (Singapore) Pte. Ltd.	Singapore	100
McGraw-Hill Australia Pty Limited	Australia	100
McGraw-Hill Cayman Co. Limited	Cayman Islands	100
McGraw-Hill Finance Europe Limited	England & Wales	100
McGraw-Hill Finance (UK) Ltd.	England & Wales	100
McGraw-Hill Financial Asia Pacific LLC	Delaware, United States	100
McGraw Hill Financial Commodities UK Limited	England & Wales	100
McGraw Hill Financial European Holdings (Luxembourg) S.à.r.l.	Luxembourg	100
McGraw Hill Financial Global Holdings (Luxembourg) S.à.r.l.	Luxembourg	100
McGraw Hill Financial Informacoes do Brasil Limitada	Brazil	100
McGraw-Hill Financial International LLC	Delaware, United States	100

Subsidiaries	State or Jurisdiction of Incorporation	Percentage of Voting Securities Owned
McGraw Hill Financial (Ireland) Limited	Ireland	100
McGraw-Hill Financial Japan K.K.	Japan	100
McGraw Hill Financial (Luxembourg) S.à.r.l.	Luxembourg	100
McGraw-Hill Financial Research Europe Limited	England & Wales	100
McGraw-Hill Financial Singapore Pte. Limited	Singapore	100
McGraw-Hill (France) SAS	France	100
McGraw-Hill (Germany) GmbH	Germany	100
McGraw-Hill Holdings Europe Limited	England & Wales	100
McGraw-Hill Holdings (UK) Limited	England & Wales	100
McGraw-Hill Indices Guarantee Co. (UK) Ltd	England & Wales	100
McGraw-Hill Indices U.K. Limited	England & Wales	100
McGraw-Hill International (U.K.) Limited	England & Wales	100
McGraw-Hill International Holdings LLC	Delaware, United States	100
McGraw-Hill Korea, Inc.	Korea	100
McGraw-Hill (Malaysia) Sdn. Bhd	Malaysia	100
McGraw-Hill News Bureaus, Inc.	New York, United States	100
McGraw-Hill New York, Inc.	New York, United States	100
McGraw-Hill Real Estate, Inc.	New York, United States	100
McGraw-Hill S&P Iberia, S.L.	Spain	100
McGraw-Hill (Sweden) AB	Sweden	100
McGraw-Hill Ventures, Inc.	Delaware, United States	100
Mercator Info Services India Private Limited	India	100
Money Market Directories, Inc.	New York, United States	100
Nippon Standard & Poor’s K.K.	Japan	100
Pipal Research Analytics and Information Services India Limited	India	100
Platts Finance (Luxembourg) Sarl	Luxembourg	100
Platts (U.K.) Limited	England & Wales	100
QuantHouse, Inc.	Delaware, United States	100
Quant House SAS	France	100
Quant House UK Limited	England & Wales	100
Quotevision Limited	England & Wales	100
R² Financial Technologies Inc.	Ontario, Canada	100
S&P/CITIC Index Information Services (Beijing) Co., Ltd.	China	50
S&P DJ Indices UK Ltd	England & Wales	100
S&P Dow Jones Indices LLC	Delaware, United States	73
S&P India LLC	Delaware, United States	100
S&P Opco LLC	Delaware, United States	100
SBB China Ltd	China	100
SBB Danismanlik Ltd	Turkey	100
SBB Singapore Pte Ltd	Singapore	100
SPDJ Singapore Pte Ltd.	Singapore	100
Standard & Poor's (Australia) Pty Ltd.	Australia	100
Standard & Poor’s Credit Market Services France SAS	France	100
Standard & Poor’s Credit Market Services Europe Limited	England & Wales	100
Standard & Poor’s Credit Market Services Italy S.r.l.	Italy	100
Standard & Poor’s (Dubai) Limited	United Arab Emirates	100
Standard & Poor’s Europe LLC	Delaware, United States	100

Subsidiaries	State or Jurisdiction of Incorporation	Percentage of Voting Securities Owned
Standard & Poor’s Financial Services LLC	Delaware, United States	100
Standard & Poor’s Hong Kong Limited	Hong Kong	100
Standard & Poor’s Information Services (Australia) Pty Ltd.	Australia	100
Standard & Poor’s Information Services (Beijing) Co., Ltd.	China	100
Standard & Poor's International, LLC	Delaware, United States	100
Standard & Poor’s International Services LLC	Delaware, United States	100
Standard & Poor’s Investment Advisory Services (HK) Limited	Hong Kong	100
Standard & Poor’s Investment Advisory Services LLC	Delaware, United States	100
Standard & Poor's, LLC	Delaware, United States	100
Standard & Poor’s Maalot Ltd.	Israel	100
Standard & Poor’s Malaysia Sdn. Bhd.	Malaysia	100
Standard & Poor’s Philippines Inc.	Philippines	100
Standard & Poor’s Ratings Argentina S.R.L.	Argentina	100
Standard & Poor’s Ratings do Brasil, Ltda.	Brazil	100
Standard & Poor’s Ratings Japan K.K.	Japan	100
Standard & Poor’s Ratings Management Service (Shanghai) Co., Ltd.	China	100
Standard & Poor’s Rus Ratings Limited	Russia	100
Standard & Poor’s, S.A. de C.V.	Mexico	100
Standard & Poor’s Securities Evaluations, Inc.	New York, United States	100
Standard & Poor’s Singapore Pte. Ltd.	Singapore	100
Standard & Poor’s South Asia Services (Private) Limited	India	100
Steel Business Briefing North America, Inc.	Pennsylvania, United States	100
Taiwan Ratings Corporation	Taiwan	51
The McGraw-Hill Companies (Canada) Corp.	Nova Scotia, Canada	100
The McGraw-Hill Companies Limited	England & Wales	100
The McGraw-Hill Companies S.r.l.	Italy	100
The Steel Index Limited	England & Wales	100
WaterRock Insurance, LLC	Vermont, United States	100